   Exhibit 10.8

PARTIAL SETTLEMENT AGREEMENT AND RELEASE

THIS AGREEMENT is dated as of September 26, 2007 and is made by and between CONGREGATION AHAVAS TZEDOKAH VECHESED, INC.(“CONGREGATION”) and VOYANT INTERNATIONAL CORPORATION (“VOYANT”).

WHEREAS on August 9, 2007, CONGREGATION entered into a Senior Secured Note with VOYANT in the amount of Six Hundred Thousand Dollars ($600,000.00) (the “Secured Note”.)

WHEREAS, on or about September 26, 2007, CONGREGATION filed an action against VOYANT entitled CONGREGATION AHAVAS TZEDOKAH VECHESED, INC.vs. VOYANT INTERNATIONAL CORPORATION, Case No: 2007 CA 010545-NC, (the “Action”) in the Circuit Court of the Twelfth Judicial Circuit, Sarasota County, Florida (the “Court”), whereby CONGREGATION asserted claims against VOYANT alleging that Voyant failed to pay Congregation according to the terms set forth in the Secured Note, to wit: Six Hundred Thousand Dollars ($600,000.00), plus interest.

WHEREAS, VOYANT in its Answer, denied any and all wrongdoing.

WHEREAS, VOYANT denies that it is liable for the amount sought in the Action, but acknowledges that it does not have sufficient cash to satisfy the claims made in the Action or to defend the Action and VOYANT seeks to resolve this Action and agrees to make a partial payment to  CONGREGATION on the Promissory Note;

WHEREAS, VOYANT currently only has the means to satisfy payment of CONGREGATION’s bona fide claims through the issuance of authorized shares to CONGREGATION, pursuant to Section 3(a)(10) of the Securities Act of 1933 (hereinafter the “Act”);

WHEREAS, VOYANT and CONGREGATION desire to partially resolve, settle, and compromise CONGREGATION’s bona fide claims that it has asserted against VOYANT, which arise out of or relate to the Promissory Note, in the amount of Six Hundred Thousand Dollars ($600,000.00) due and owing (hereinafter the “Compromised Amount”);

With this background incorporated herein, the parties hereby agree to the following partial settlement:

TERMS OF PARTIAL SETTLEMENT

1.

CLAIMS.

CONGREGATION agrees to partially resolve its bona fide claim with VOYANT for the agreed upon amount as follows:

a).

CONGREGATION will reduce the obligation under the Note by a minimum amount of One Hundred Eighty Thousand Dollars ($180,000.00)applied first to interest and attorneys fees and then to principal in exchange for one million shares of common stock of Voyant.

b.

In the event the proceeds from the sale of stock are more than One Hundred Eighty Thousand Dollars ($180,000.00), CONGREGATION agrees to reduce the Note in the amount of seventy-five percent of the total sales proceeds, so long as that number exceeds One Hundred Eighty Thousand Dollars (180,000.00).

c.

CONGREGATION agrees that it will waive the calling of a default for thirty (30) days from the date of this Agreement, provided that settlement shares are timely delivered within five (5) days of the Order approving this Partial Settlement Agreement and, further, provided that no other event of default under the Note occurs but for the event of non-payment on September 7, 2007.

2.

SETTLEMENT SHARES.  On or before the close of business on the day following entry of the Order by the Court, in accordance with paragraph 4 herein, VOYANT shall issue and deliver by Depository Trust Company (DWAC) Fast Automated Securities System Program to CONGREGATION One Million (1,000,000) shares of VOYANT’s freely trading common stock issued pursuant to Section 3(a)(10) of the Act, par value $0.0010 per share, (“Common Stock”) sufficient to partially satisfy the Compromised Amount.  If VOYANT fails to deliver said shares in accordance with these terms, Plaintiffs shall be entitled to a judgment for the principal amount of the Promissory Note, plus interest.   The transfer agent shall act as escrow agent and shall upon the request of CONGREGATION issue in the name of CONGREGATION the number of shares requested so long as the number of shares requested does not make CONGREGATION the owner of more than 4.99% of the outstanding VOYANT stock.

3.

PARTIAL SATISFACTION.    CONGREGATION and VOYANT agree that delivery of the Settlement Shares pursuant to the conditions set forth herein shall partially satisfy VOYANT’s obligation by reducing the obligation under the Note by the minimum amount of One Hundred Eighty Thousand Dollars ($180,000.00), or the amount determined by the formula referenced in paragraph 1, above. This agreement shall not serve to release any other obligation under the original Note, Stock Pledge Agreement, Guaranty or Personal Guaranty of this Note or any other agreement or document issued in connection with the Note.

4.

FAIRNESS HEARING.   Upon execution hereof, CONGREGATION and VOYANT agree, pursuant to 15 U.S.C. §§77(a)(10), to immediately submit the terms and conditions of this Partial Settlement Agreement to the Court for a hearing on the fairness of such terms and conditions, for the issuance of an exemption from registration of the Settlement Shares and an Order approving the Partial Settlement Agreement.  VOYANT avers it is a “reporting issuer” that files reports with the SEC under Section 13 of the Securities and Exchange Act of 1934 (the “Exchange Act”). In connection with such a fairness hearing, VOYANT, the issuer of the securities, and CONGREGATION, the proposed entity to whom the securities are to be issued, agree that the value of the Settlement Shares is fair and reasonable.   This Agreement shall become binding upon the parties only upon entry of an Order by the Court substantially in the form of annexed hereto as Exhibit A (the “Order”).

5.

 NECESSARY ACTION.   At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby.

6.

 CONFIDENTIALITY AGREEMENT.   At all times prior to execution of this Agreement, the parties hereto agree to not disclose to any other person any of the terms of said Agreement, except as may be required by law.

7.

RELEASES.  This Agreement shall only reduce the promissory Note by the amount determined by the terms of paragraph 1, above.   This partial settlement agreement is expressly not a release of any other obligation, Stock Pledge Agreement, Guaranty or Personal Guaranty of this Note or any other agreement or document issued in connection with the Note.

8.

CONTINUING JURISDICTION:    The Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida shall have jurisdiction to specifically enforce this agreement and grant other equitable relief in connection with this Agreement. The parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement and each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

9.

CONTINUING OBLIGATION   The parties agree to use there best efforts to cooperate with the Court to cause the Order to be timely entered and agree that delays caused due to Court calendars shall not constitute a valid reason to void this Agreement.

10.

INFORMATION.  CONGREGATION and VOYANT each represent that prior to the execution of this Agreement, they have had the advice of counsel, namely, Robert E. Turffs, Esquire of Robert E. Turffs, P.A. for CONGREGATION and Michael J. Raterink, Esquire of Michael J. Raterink, P.A. for VOYANT, they fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly slated in this Agreement.

11.

OWNERSHIP AND AUTHORITY.   CONGREGATION and VOYANT represent and warrant that they have not sold, assigned transferred, conveyed or otherwise disposed of any or all of any claim, demand, right or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is a binding obligation of each, enforceable in accordance with its terms.

12.

BINDING NATURE.   This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

13.

AUTHORITY TO BIND.   Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this agreement have been duly  authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity.  Each party further represents and warrants that it has been represented by independent counsel of its choice with the negotiation +and execution of this Agreement and that counsel has reviewed this Agreement.

14.

SIGNATURES.  This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties.  Facsimile signatures shall be deemed valid and binding for all purposes.

15.

CHOICE OF LAW, ETC.

Notwithstanding the place where this Agreement may be executed by the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to principles of conflicts of law thereof.  Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Circuit Court of the Twelfth Judicial Circuit sitting in the State of Florida, County of Sarasota.

16.

INCONSISTENCY.

In the event of any

inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

CONGREGATION AHAVAS TZEDOKAH VECHESED, INC.

By:
Its:

VOYANT INTERNATIONAL CORPORATION

By:
Its: